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                                                                    Ex.99-8k(ii)

                AMENDMENT NO. 2 TO SHAREHOLDER SERVICES AGREEMENT

     THIS AMENDMENT NO. 2 TO SHAREHOLDER SERVICES AGREEMENT ("Amendment") is made as of this 1st day of July, 2007, by and between MINNESOTA LIFE INSURANCE COMPANY (the "Company") and AMERICAN CENTURY INVESTMENT SERVICES, INC. ("Distributor"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

                                    RECITALS

     WHEREAS, the Company and Distributor are parties to a certain Shareholder Services Agreement dated April 18, 2002, as amended June 27, 2003 (the "Agreement"), in which the Company offers to the public certain group and individual variable annuity and variable life insurance contracts (the "Contracts"); and

     WHEREAS, the parties have agreed to amend the Agreement to modify the Funds available as investment options under the Contracts; and

     WHEREAS, the parties now desire to further modify the Agreement as provided herein.

     NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

     1. FUNDS AVAILABLE. The second recital of the Agreement is hereby deleted and replaced with the following language:

          "WHEREAS, the Company wishes to make available as investment options under the Contracts Class II shares of VP Income & Growth, VP Value, VP Ultra and VP Inflation Protection Bond (the "Funds"), each of which is a series of mutual fund shares registered under the Investment Company Act of 1940, as amended, and issued by American Century Variable Portfolios, Inc. and/or American Century Variable Portfolios II, Inc. (collectively, the "Issuer"); and"

     2. COMPENSATION AND EXPENSES. Section 7(b) of the Agreement is hereby deleted in its entirety and is replaced with the following language:

          "(b) Distributor acknowledges that it will derive a substantial savings in administrative expenses, such as a reduction in expenses related to postage, shareholder communications and recordkeeping, by virtue of having a single shareholder account per Fund for the Accounts rather than having each Contract owner as a shareholder. In consideration of the Administrative Services and performance of all other obligations under this Agreement by the Company, Distributor will pay the Company a fee (the


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     "Administrative Services Fee") equal to (i) 10 basis points (0.10%) per annum of the average aggregate amount invested by the Company under this Agreement in Class II shares of the Funds, except for VP Inflation Protection Bond Fund; or (ii) 5 basis points (0.05%) per annum of the average aggregate amount invested by the Company in Class II shares of VP Inflation Protection Bond Fund. The payments received by the Company under this SECTION 7(b) are for administrative and shareholder services only and do not constitute payment in any manner for investment advisory services or for costs of distribution."

     3. RATIFICATION AND CONFIRMATION OF AGREEMENT. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the Agreement.

     4. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

     5. FULL FORCE AND EFFECT. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 2 as of the date first above written.

MINNESOTA LIFE INSURANCE COMPANY        AMERICAN CENTURY INVESTMENT SERVICES,
                                        INC.


By:                                     By:
    ---------------------------------       ------------------------------------
Name: Bruce P. Shay                     Name:
                                              ----------------------------------
Title: Senior Vice President            Title:
                                               ---------------------------------


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